FOR IMMEDIATE RELEASE

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Contact:
ALFRED E. BRENNAN, Chief Executive
  Officer & President
ARTHUR L. HERBST, JR. EVP Strategic
  Planning & Chief Financial Officer

(314)344-0010 Ext. 3133

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                                                                           YOUNG
                                                               INNOVATIONS, INC.


          YOUNG INNOVATIONS INC., ANNOUNCES 3 FOR 2 STOCK SPLIT


ST. LOUIS, MO., MARCH 12, 2002 ...Young Innovations, Inc. (Nasdaq-YDNT) today announced that its Board of Directors has approved a 3-for-2 stock split, payable on March 28th (mailing date) to holders of record on March 22nd. For every two shares of the Company's Common Stock held on the record date, the holder will receive one additional share. In lieu of fractional shares, each stockholder will be paid a cash equivalent based on the closing price of the Common Stock on the Nasdaq National Market on March 22, 2002, as adjusted for the stock split. The Company's transfer agent, UMB Bank, N.A., will act as agent for the stock split.

In announcing the stock split, Alfred Brennan, Chief Executive Officer and President, said, "This action, which demonstrates our confidence in the continued growth of our Company, is intended to increase the liquidity in our stock and create an expanded universe of potential stockholders."

Young Innovations develops, manufactures and markets supplies and equipment used by dentists and dental hygienists and consumers. The Company believes it is the leading manufacturer of prophylaxis angles and cups (used in teeth cleaning and polishing procedures) and distributor of panoramic x-ray equipment in the United States. The Company also offers a line of dental handpieces (drills), prophy pastes, fluorides and infection control products, orthodontic tools and brushes, flavored gloves used in the dental office as well as children's toothbrushes and toothpastes used for home care.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include statements and which words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.